                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                  --------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  March 20, 2002
                                                   --------------

                               PACTIV CORPORATION
             (Exact name of registrant as specified in its charter)

   DELAWARE                               1-15157                36-2552989
--------------------------------------------------------------------------------
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
incorporation or organization)                                Identification No)


               1900 WEST FIELD COURT, LAKE FOREST, ILLINOIS 60045
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:   (847) 482-2000

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On March 20, 2002, the Board of Directors of Pactiv Corporation (the "Company") and its Audit Committee decided to no longer engage Arthur Andersen LLP as the Company's independent public accountants, and engaged Ernst & Young LLP to serve as the Company's independent public accountants for the year 2002. The appointment of Ernst & Young LLP is being submitted to the Company's shareholders for ratification at the Company's Annual Meeting of Shareholders to be held May 17, 2002.

Arthur Andersen LLP did not resign or decline to stand for re-election as the Company's external auditors. Arthur Andersen LLP's reports on the Company's financial statements for the years ended December 31, 2001, and December 31, 2000, did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. There have not been, during the Company's two most recent fiscal years or any subsequent interim period, any disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with their report on the Company's consolidated financial statements for such years, and there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Arthur Andersen LLP with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Arthur Andersen LLP's letter, dated March 22, 2002, stating its agreement with such statements.

During the years ended December 31, 2001 and 2000 and through the date hereof, the Company did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

     Exhibit 16  Letter from Arthur Andersen LLP dated March 22, 2002

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 26, 2002

PACTIV CORPORATION


By: /s/ James V. Faulkner, Jr.
    --------------------------------------
    James V. Faulkner, Jr.
    Vice President and General Counsel